Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Natera, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(4)	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
Equity	Common Stock, par value $0.0001 per share	Rule 457(h) Rule 457(c)	6,000,000(2)	$109.80 (3)	$658,800,000.00	0.00014760	$97,238.88
Total Offering Amounts					$658,800,000.00		$97,238.88
Total Fee Offsets							--
Net Fee Due							$97,238.88

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that become issuable under the Registrant’s 2015 Equity Incentive Plan, as amended and restated (the “2015 EIP”) as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable. Common Stock issuable under the 2015 EIP were previously registered on Registration Statements on July 2, 2015 (File No. 333-205441), March 24, 2016 (File No. 333-210374), March 16, 2017 (File No. 333-216747), March 19, 2018 (File No. 333-223751), March 15, 2019 (File No. 333-230324), March 4, 2020 (File No. 333-236873), March 2, 2021 (File No. 333-253785), February 25, 2022 (File No. 333-263052), February 28, 2023 (File No. 333-270171), and March 1, 2024 (File No. 333-277562).

(2)	Represents 6,000,000 shares of Common Stock reserved for issuance under the 2015 EIP.
(3)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee. The price per share and aggregate offering price is based upon the average of the high and low prices of the Common Stock on July 12, 2024, as reported on the Nasdaq Global Select Market, which date is within five (5) business days prior to the filing of this Registration Statement.

(4)	The Registrant does not have any fee offsets.